EXHIBIT 10.18


                                    SUBLEASE

          THIS AGREEMENT, made as of the 31st day of October, 1995, between AMERICAN SOFTWARE, USA, INC., a Georgia Corporation, with an office at 470 East Paces Ferry Road, Atlanta, Georgia, 30305, hereinafter called the "Sublessor" and ADVANCED HEALTH CORPORATION, having an office at 560 White Plains Road, Tarrytown, New York 10591 hereinafter referred to as the "Sublessee."

                              W I T N E S S E T H:

     WHEREAS, Tarrytown Corporate Center IV, is the fee simple owner ("Owner") of the building commonly known as and located at 560 White Plains Road, Tarrytown, New York 10591 (the "Building").

     WHEREAS, Owner entered into that certain lease dated January 14, 1992, with Integrated Systems Solutions Corporation ("ISSC"), as Tenant (the "Prime Lease") for the Second, Third, and Fourth floors of the Building for a term which expires on March 31, 1997, which Prime Lease was thereafter assigned to and assumed by International Business Machines Corporation ("IBM") pursuant to a certain Assignment, Assumption and Release Agreement dated January 1, 1994. A copy of the Prime Lease is annexed hereto as EXHIBIT "A".

     WHEREAS, IBM entered into that certain sublease dated June 2, 1994, with Sublessor, for a portion of the Second (2nd) Floor of the Building consisting of Six Thousand, Five Hundred and Nine (6,509) rentable square feet more particularly described on EXHIBIT "B" annexed hereto (the "Premises") for a period commencing on July 1, 1994 and ending on March 30, 1997 (the "Prime Sublease").

     WHEREAS, Sublessee desires to sublease the Premises from Sublessor.

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth Sublessor and Sublessee stipulate, covenant and agree as follows:

Premises:           1.   Sublessor does hereby sublease to Sublessee the
                         Premises which are more particularly described on EXHIBIT "B" annexed hereto and made a part hereof.

Term:               2.   The term for the Premises shall commence on or about
                         November, 1995 and shall expire on March 29, 1997.

Uses:               3.   Sublessee shall use and occupy the Premises for
                         executive and administrative purposes only and for no other purpose.

Rent and
Additional Rent:    4.   (A) Commencing as of the date that Sublessee occupies
                         the Premises, Sublessee shall pay Sublessor the annual rent of One Hundred and Forty-Two Thousand, Five
                         Hundred Forty-Seven and 16/100 ($142,547.16) Dollars for the Premises, payable in equal monthly installments of Eleven Thousand, Eight Hundred and Seventy-Eight and
                         93/100 ($11,878.93) Dollars. Such rental includes all tenant electric charges. The annual rent shall be paid in advance on the first day of each month during the term








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                         of this Sublease without deduction, set off or demand.
                         Rent for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments shall be made payable to "STEVEN C. HIRSCH, AS ATTORNEY FOR THE BENEFIT OF TARRYTOWN CORPORATE CENTER TRUST ACCOUNT" and delivered to Steven C. Hirsch, Esq. 666 Old Country Road, Suite 207, Garden City, New York 11530, or such other place as Sublessor may designate. During the term, Sublessee shall pay its "pro rata share," as hereinafter defined, of any Operating Expenses and Real Estate Taxes that exceed the Operating Expense Base Year and the Base Year for Real Estate Taxes for the Building, as hereinafter defined. For purposes of calculating Additional Rent, Sublessee's Operating Expense Base Year will be the calendar year ending December 31, 1994 and the Base Year for Real Estate Taxes will be the 1994 State, County and Town Tax Year and the 1994/95 School Tax Year.

                         (B) Sublessee's pro rate share for the Premises is Five and Fifteen Hundredths (5.15%) Percent, which is the ratio that the Six Thousand, Five Hundred and Nine(6,509) square feet of rentable area comprising the Premises bears to the One Hundred and Twenty-six Thousand, Four Hundred and Sixty-One (126,461) square feet of rentable area in the Building. Sublessor shall furnish Sublessee with a true copy of the Landlord's Statement of Operating Expenses, Real Estate Taxes and other Additional Rent, delivered by IBM to Sublessor pursuant to the Prime Sublease and include thereon a detailed statement of the Additional Rent to be paid by Sublessee. Sublessee shall pay Sublessor within Thirty
                         (30) days after Landlord's Statement is furnished to Sublessee.

                         (C) Wherever in the Prime Lease the words Tenant's "Share" are used, the words "Sublessee pro rata share" shall be substituted, and Sublessee's pro rata share shall be as set forth in sub paragraph (B) hereof.

                         (D) Any Real Estate Tax reduction to IBM under Section 3.05(g) of the Prime Lease shall in no event exceed the reduction granted to Sublessor for the Premises under the Prime Sublease.

Preparation for
Occupancy:          5.   Sublessee has inspected the Premises and agrees to
                         accept the Premises in their "AS IS" state and condition on the date it commences occupancy and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law.

The Prime Lease
and Prime Sublease: 6.   (A)  This Sublease is subject to all of the terms of
                         the Prime Lease and Prime Sublease with the same force and effect as if both were fully set forth herein at length, excepting only as otherwise specifically provided for herein and in the Prime Sublease. All of the terms with which IBM

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                         is bound to comply under the Prime Lease and which
                         Sublessor is bound to comply under the Prime Sublease shall, to the extent only that they apply to the Premises and except as otherwise specifically provided for herein and in the Prime Sublease, be binding upon Sublessee, and Sublessor acknowledges that all of the obligations of Owner set forth in the Prime Lease shall, to the extent that they apply to the Premises, inure to Sublessee's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the language of the various articles of the Prime Lease and Prime Sublease as if they were typed out in this Sublease in full, and the words "Lessor," "Lessee," and "Lease" as used in the Prime Lease, shall read, respectively, "Sublessor", "Sublessee," and "Sublease."

                         (B) For the purposes of this Sublease, the following provisions of the Prime Lease are hereby deleted or modified as follows:

                         (i)  Delete in its entirety Base Lease Information;
                              Article 2, titled "Term;" Section 3.01, titled "Annual Rent;" Section 3.06, titled "electricity;"
                              Article 4, titled "Preparation for Occupancy;"
                              Article 5, titled "Landlord's Title and Allowable Use;" Section 6.02, titled "Landlord's Failure to Provide Services;" Article 7, titled "Parking," except the last two sentences of Section 7.01(a) and all of Section 7.01(b); Article 8, titled
                              "Use of Leased Premises;" Section 9.03, titled "Landlords Failure to Make Repairs;" Section 10.02(a); Section 13.01, titled "Tenant's Changes
                              - No Approval;" Section 13.05, titled "Landlord's Changes - Tenant's Approval;" Section 14(c);
                              Section 17.03, titled "Project Sign and Name,"
                              Article 18, titled "Subordination and Non-
                              Disturbance;" Section 24.02, titled "Suspension of Tenant Default;" the first and last sentences of Section 24.03, titled "Default by Landlord;"
                              Article 26, titled "Notices;" Article 27, titled "Assignment and Subletting;" Article 29, titled "Quiet Enjoyment;" Article 37, titled "Broker;"
                              Section 40.03, titled "Project Contractors and Suppliers;" Article 42, titled "Binding Agreement; " Article 43, titled "Binding Agreement;" Article 43, titled "Entire Agreement," and EXHIBIT A.

                         (ii) Modify:(a) Section 10.02(b) by deleting the second
                              sentence and Section 10.02(c) by deleting the words in the first line "landlord hereby represents and warrants that;"

                              (b) Section 13.04, by deleting this Section and substituting "Tenant shall remove all or any of Tenant's Property and, if as a condition to Sublessor's approval to make alterations, improvements, replacements and other changes pursuant to Section 13.02(b), Sublessee shall remove such alterations,

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                              improvements, replacements and other changes prior
                              to the end of the term and restore the Premises to the condition required by Sublessor when it grants Sublessee such approval provided, that Sublessee shall not be obligated to remove alterations, improvements, replacements and other changes which were consented to in writing by the Owner and IBM. Sublessee agrees that restoration as a condition to such approval is a reasonable and acceptable condition and Owner and/or ISCC's failure or refusal to consent to Sublessee's request is a reasonable basis for Sublessor to disapprove. Failure or refusal of Sublessee to restore the Premises as required above shall constitute a default under Section 24.01 of the Prime Lease and Sublessee's obligation to restore and Sublessor's remedies and rights set forth in this Sublease shall survive the expiration or earlier termination of this Sublease and the Prime Lease. Any sums owed hereunder to Sublessor shall constitute "Additional Rent."

                              (c) Article 18, titled "Subordination and Non-Disturbance," by deleting the Article in its entirety and substituting the following:

                              "This Sublease shall be subordinate and subject to all ground leases, the Prime Lease, the Prime Sublease and all other underlying leases and to any mortgages thereon and to any mortgages covering the fee interest by the Owner, and to all renewals, modifications or replacements thereof."

Quiet Enjoyment:    7.   (A)  Sublessor covenants and agrees with Sublessee that
                         upon Sublessee's paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and/or
                         Prime Sublease and Sublessee shall have no claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of its obligations under the Prime Sublease which have been assumed by Sublessor under this Sublease and have not been assumed by Sublessee hereunder.

                         (B) Sublessee covenants and agrees that Sublessee shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or Prime Sublease or would cause the Prime Lease or Prime Sublease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Owner under the Prime Lease and/or Prime Sublease, and that Sublessee will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever

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                         (excepting special and consequential damages) that
                         Sublessor may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture caused by Sublessee.

Notices:            8.   Any notice, approvals, demand or request under this
                         Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by registered or certified mail
                         (return receipt requested) which is deposited in the United States general or branch post office, or delivered by private express mail service. Any notice, approval, demand or request by Sublessor to Sublessee shall be addressed to Sublessee at 560 White Plains
                         Road, Tarrytown, New York 10591, with a copy sent simultaneously to : (i) Jeffrey I. Citron, Esq., Salon,
                         Marrow & Dyckman, 685 Third Avenue, New York, New York
                         10017, (ii) Steven C. Hirsch, Esq., 666 Old Country
                         Road, Suite 207, Garden City, New York 11530; and to
                         (iii) Owner, 580 White Plains Road, Tarrytown, New York
                         10591, Attention: Leasing Department, until otherwise directed in writing by Sublessee. Any notice, demand or request by Sublessee to Sublessor shall be addressed to Sublessor at 660 White Plains Road, Tarrytown, New
                         York 10591 with a copy sent simultaneously to : (i)
                         James R. McGuone, Esq., Gambrell & Stolz, One Peachtree
                         Center, 303 Peachtree Street NE, Suite 4300, Atlanta,
                         GA 30308; and to (ii) Steven C. Hirsch, Esq. 666 Old
                         Country Road, Suite 207, Garden City, New York 11530;
                         and to (iii) Owner, 580 White Plains Road, Tarrytown,
                         New York 10591, Attention:  Leasing Department.

                         Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

Assignment and
Subletting:         9.   Sublessee shall not assign, mortgage, transfer, pledge
                         or otherwise encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or any part thereof, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Sublessee without the approval of Sublessor which Sublessor may withhold in its reasonable discretion. Notwithstanding the foregoing, Sublessor consents to Sublessee's right to sublet a portion of the space to affiliates and/or subsidiaries.

Owner's
Responsibilities:   10.  Sublessee recognizes that Sublessor is not in a
                         position to furnish the services set forth in the Prime
                         Lease or Prime Sublease, or to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, providing services, maintenance, repairs and replacements to the Building and Premises, complying with laws, or insuring and restoring of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary

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                         contained in this Sublease, Sublessee agrees that
                         Sublessee shall look solely to Owner to furnish all services and mantenance and to perform all other obligations which Owner is required to perform and observe under the Prime Lease and Prime Sublease. Sublessor shall not be liable to Sublessee or be deemed in default hereunder for failure of Owner to observe or perform the same; provided that, whenever under the terms of the Prime Lease, Owner shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Sublessee may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease and/or the Prime Sublease, and Sublessor shall cooperate with Sublessee in such enforcement. However, Sublessor shall not be obligated to initiate any arbitration or legal proceeding or otherwise to enforce the Prime Lease. However, Sublessor will use reasonable efforts to cause Owner to cure and make repairs. Notwithstanding anything herein to the contrary, in the event of a constructive eviction, or other similar claim which allows the tenant to terminate its tenancy, notwithstanding the fact that Sublessor was not obligated to act or did not omit to do anything and this Sublease shall be deemed terminated in the event of such constructive eviction or similar claim, Sublessee maintains all rights against Sublessor pursuant to Section 24.03 in the event of Sublessor's or Owner's default.

Casualty/
Condemnation:       11.  Article 10, titled "Fire and Other Casualty" and
                         Article 12, titled "Condemnation" of the Prime Lease are modified to provide that if by operation of either of these two Articles, the Prime Lease and the Sublease are not terminated and continue in full force and effect, until the Premises are restored in accordance with these two Articles, there shall be a proportionate abatement of annual rent and Additional Rent payable hereunder to the extent of damage to the Premises as determined by Owner, Sublessor and Sublessee; provided, however, that such abatement shall in no event exceed the abatement granted to IBM under the Prime Lease and Sublessor under Prime Sublease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Sublessee's business arising from the necessity of effecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease, Prime Sublease, or this Sublease.
                         Section 10 is further modified to provide that each reference to a 180 day period therein shall be deemed to refer to a 90 day period, and reference to a 240 day period shall be deemed to refer to a 120 day period, and reference to a 280 day period shall be deemed to refer to a 140 day period.

Parking:            12.  Sublessor shall, without charge to Sublessee, provide and maintain for the non-exclusive use of Sublessee's employees and invitees, parking area sufficient to accommodate Three (3) cars in the covered parking area, one

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                         of which shall be under the Building.  Sublessee shall
                         have access to the parking area twenty-four (24) hours a day, seven days per week.

Building and
Entire Agreement:   13.  This Sublease shall be binding on the respective legal representatives, successors and assigns of the parties.
                         This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

Broker:             14.  Sublessee warrants and represents to Sublessor and
                         Sublessor warrants and represents to Sublessee that no broker consummated or brought about this transaction.
                         Sublessee and Sublessor shall defend, indemnify and save harmless the other from and against any claim which may be asserted against the indemnified party by any person if (a) the claim is made in connection with this transaction and (b) such indemnifying party employed the claiming person. The indemnifying party shall reimburse the other for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs) the other incurred in connection with such claims. This Article shall survive the expiration or earlier termination of this Sublease.

Compliance:         15.  Sublessee shall comply with all statutes, rules,
                         orders, codes, and regulations, and legal requirements and standards issues thereunder (collectively the "Laws") which are applicable to Sublessee's use and manner of use of the Premises.

Indemnification:    16.  Sublessor and Sublessee each agree to indemnify and
                         save the other harmless from any and all claims for bodily injury (including death) or property damage made against one party hereto if (1) arising from any breach or default by the other party hereto (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Sublease, or (2) occurring within the Building and common area and arising from the misconduct or gross negligence of such party (including its agents, invitees, employees or contractors). This indemnity shall include all court costs, reasonable attorneys' fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action or proceeding is brought against either
                         Sublessor or Sublessee by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its expense upon notice from the party to be indemnified.


Consent of IBM
and Owner:          17.  Anything herein to the contrary notwithstanding, it is understood and agreed that this Sublease shall not become effective unless and until

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                    Sublessor has obtained and delivered to Sublessee the
                    written consent of IBM and Owner to this subletting.

         IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

                              ADVANCE HEALTH CORPORATION, Sublessee



                              By: /S/
                                  -------------------------
                              Name:   JEFFREY M. SAUERHOFF
                              Title:  Controller


                              AMERICAN SOFTWARE USA, INC., Sublessor



                              By:      /s/ James L. Altman
                                 ----------------------------
                              Name:   JAMES L. ALTMAN
                              Title:  Vice President


         Tarrytown Corporate Center IV, Owner, hereby consents to this Sublease and agrees to be bound by the provisions thereof. Owner also agrees that in the event Sublessee remains in the Premises beyond the expiration or earlier termination of the Prime Lease or Prime Sublease, the Owner shall not seek to recover from Sublessor or from Sublessee, on account of Sublessee's holding over an amount greater than one-hundred ten (110%) percent of the Annual Rent relating to the Premises. Notwithstanding the foregoing, nothing contained herein shall be construed as permitting Sublessee to holdover in the Premises beyond the expiration or earlier termination of the Prime Lease or Sublease.

                              TARRYTOWN CORPORATE CENTER IV, L.P., Owner


                              By:_______________________________________
                              Name:
                              Title:

         International Business Machines Corporation hereby consents to this Sublease and agrees to be bound by the provisions thereof.

                              INTERNATIONAL BUSINESS MACHINES CORPORATION


                              By:     /s/
                                 ------------------------------------------
                              Name:
                              Title:          PROGRAM MANAGER
                                           IBM REAL ESTATE SERVICE



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         Drawing (Premises 6,509 square feet labelled Exhibit "B")









                                   EXHIBIT "B"
                                [BUILDING DIAGRAM]